                                                                 EXHIBIT   10.23

                                  AMENDMENT TO

                         1986 IMPERIAL STOCK OPTION PLAN

                                       OF

                                IMPERIAL BANCORP

The 1986 Imperial Stock Option Plan is amended to add a new Section 10.02, Sections 9.01 (Option Rights upon Termination of Employment) and 10.01(Option Rights Upon Death or Disability) are amended to be applicable to options granted prior to January 30, 2001 and Section 17.01 (Tax Withholding) is amended in its entirety. Accordingly, the new and amended Sections of the Plan shall read as follows:

         "Section 9.01. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. (APPLICABLE TO ALL OPTIONS GRANTED PRIOR TO JANUARY 30, 2001) If an optionee ceases to be an employee or a director of the Company or any of its subsidiary corporations for any reason other than death or permanent and total disability, the optionee's option shall immediately terminate; provided, however, that the Plan Administrators, in their absolute discretion, may provide at the time of the grant of an option that the option may be exercised (to the extent it remains unexercised on the date of termination) at any time within a period of up to ninety days following the date of termination, unless either the option or the Plan otherwise provides for earlier termination. The transfer of an employee from the employ of the Company to a subsidiary corporation, or vice versa, or from one subsidiary corporation to another, shall not be deemed to constitute a cessation of employment for purposes of this Plan.

         Section 10.01. OPTION RIGHTS UPON DEATH OR DISABILITY. (APPLICABLE TO ALL OPTIONS GRANTED PRIOR TO JANUARY 30, 2001) Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an optionee dies or becomes permanently and totally disabled within the meeting of Section 105(d)(4) of the Code while an employee of or a director of the Company or any of its subsidiary corporations, or dies within three months after ceasing to be employee or director thereof, the optionee's option shall expire one year after the date of death or the date of permanent and total disability, unless either the option or the Plan otherwise provides for earlier termination. During this one year (or shorter) period, the option may be exercised, to the extent that it remains unexercised on the date of death or on the date of permanent and total disability, by the optionee, if living, or by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the optionee is entitled to exercise the option at the date of death or date of permanent and total disability, as the case may be.



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



         Section 10.02. OPTION RIGHTS UPON A CHANGE IN EMPLOYMENT STATUS. (APPLICABLE TO ALL OPTIONS GRANTED ON OR AFTER JANUARY 30, 2001)

                a. Retirement. An optionee's Retirement shall not affect any current options other than those granted in the calendar year of retirement. All current options other than those granted in the year of Retirement shall continue to vest pursuant to the vesting schedule applicable to such options and any vested option (including any ISO held by an optionee who is not Disabled), held by such individual shall continue to be in full force and effect, provided the term of the option has not otherwise expired, for the remainder of the term of the option. All options granted in the year of retirement which have not otherwise vested shall terminate upon the date of retirement.

                b. Disability. Upon the cessation of the optionee's employment due to disability, any option held by such individual shall continue to be exercisable, provided the term of the option has not otherwise expired, for a period of three years subsequent to the date of cessation of the optionee's employment (or, in the case of any ISO held by an optionee who is disabled, for a period of one year subsequent to such cessation date).

                c. Termination of Employment. Upon the cessation of the optionee's employment for any reason other than retirement, disability or death, any option held by such individual shall continue to be exercisable, provided the term of the option has not otherwise expired, for a period of ninety days after the date of termination of the optionee's employment.

                d. Death. Upon the optionee's death (whether during his or her employment with the Company or an affiliate or during any applicable post-termination exercise period), any option held by such individual shall continue to be exercisable by the beneficiary(ies) of the decedent, provided the term of the option (as such term may have been shortened due to the optionee's retirement, disability or termination of employment for any other reason) has not otherwise expired, for a period of one year after the date of the optionee's death (or, in the case of ISOs, for a period of three months after the optionee's death).

                e. Extension or Reduction of Exercise Period. In any of the foregoing circumstances, the Committee may extend or shorten the exercise period, but may not extend any such period beyond the term of the Option as originally established. Further, with respect to ISOs, as a condition of any such extension, the holder shall be required to deliver to the Company a release which provides that such individual will hold the Company and/or affiliate harmless with respect to any adverse tax consequences the individual may suffer by reason of any such extension.

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



         Section 17.01 WITHHOLDING OF TAXES. The Company will, if required by applicable law, withhold the minimum statutory amount of Federal, state and/or local withholding taxes in connection with the exercise or vesting of an optionee. Unless otherwise provided in the applicable Agreement, each optionee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Company of already-owned shares which have been held by the individual for at least six months having a fair market value, as of the tax withholding date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an optionee; (iii) by authorizing the Company to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or vesting of an optionee, a number of shares having a fair market value, as of the tax withholding date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Company may refuse to satisfy the Award."

                                  AMENDMENT TO

                           THE 1986 STOCK OPTION PLAN

                                       OF

                                IMPERIAL BANCORP

The 1986 Stock Option Plan of Imperial Bancorp is hereby amended as follows:

1. All references in the plan to the "Company's common stock" shall mean "Comerica common stock".

2. The maximum aggregate number of 5,365,016 authorized and unissued shares that may be optioned under sold under the Plan is hereby adjusted by the exchange ratio (.46) in the merger of Imperial with and into Comerica Holdings, Incorporated, a wholly-owned subsidiary of the Company so that the maximum aggregate number of authorized and unissued shares that may be optioned under sold under the Plan is 2,467,907.











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



                             1986 STOCK OPTION PLAN

                                       OF

                                IMPERIAL BANCORP
              (MERGED INTO COMERICA HOLDINGS INCORPORATED IN 2001)

         Section 1.01 PURPOSE. The purpose of this 1986 Stock Option Plan of Imperial Bancorp (the "Plan") is to promote the growth and general prosperity of Imperial Bancorp, a California corporation (the "Company") and its subsidiary, Imperial Bank, a California banking corporation (the "Bank"), by permitting the Company to grant options to purchase shares of the Company's common stock ("shares"). The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and the Bank and to provide directors, officers and key employees with an additional incentive to contribute to the success of the Company and the Bank. Options granted pursuant to the provisions of the Plan may be either "incentive stock options," within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), or non-statutory stock options, as determined by the Plan Administrators and set forth in the stock option agreements. Options granted under this plan must be labeled either as an "incentive Stock Option" or a "Non-Statutory Stock Option." As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in subsections (e) and (f), respectively, of Section 425 of the Code.

         Section 2.01. ADMINISTRATION. The Plan shall be administered by the Compensation Committee to whom administration of the Plan has been designated by resolution of the Board of Directors, except as to options granted to members of the Compensation Committee, in which case, the Board of Directors shall act as a committee of the whole. The Compensation Committee shall consist of three individuals who constitute (i) Outside Directors within the meaning of Internal Revenue Code section 162 (m), and (ii) Disinterested Directors within the meaning of Rule 16b of the Securities and Exchange Commission. No person who serves on the Compensation Committee shall be eligible to receive incentive stock options under the Plan. The members of the Compensation Committee are herein referred to as the "Plan Administrators." Actions by the Plan Administrators shall be taken by a majority vote or by unanimous written consent. [As amended 1997]

         Section 2.02 AUTHORITY OF PLAN ADMINISTRATORS. Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion, (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to prescribe, amend, and rescind rules and regulations relating to the Plan; (d) to determine the individuals to whom options to purchase shares shall be granted under the Plan; (e) to determine the time or times at which options shall be granted under the Plan; (f) to determine the number of shares subject to each option, the option price, the time or times at which the option becomes exercisable, and the duration of each option granted under the Plan; (g) to determine all of the other terms and conditions of options granted under the Plan, including any performance standards of the Company established as conditions to the exercise of options; and (h) to make all other determinations necessary or advisable for the administration of the plan and do everything necessary or appropriate to administer the Plan. All decisions, determinations, and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

         Section 2.03. TERMS, CONDITIONS, AND METHOD OF GRANT. The terms and conditions of options granted under the Plan may differ from one another as the Plan Administrators, in their absolute discretion, shall determine as long as all options granted under the Plan satisfy the requirements of the Plan. Whenever the Plan Administrators shall designate an employee or other individual to receive an option (the "optionee"), the Secretary or Assistant Secretary of the Company shall forthwith send notice thereof to the optionee, stating the number of shares covered by the option and the price per share. The date of notice shall be the date of granting the option to the optionee for all purposes of the Plan. The notice shall be accompanied by an option agreement (with a copy of the Plan attached) to be signed by the Company and by the optionee, which option agreement shall be in the form and shall contain such provisions consistent with the Plan as the Plan Administrators, acting with the benefit of legal counsel, shall consider advisable.

         Section 3.01. MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 13.01(a), the maximum aggregate number of authorized and unissued shares that may be optioned and sold under the Plan is 650,000 [5,365,016 as amended and adjusted for stock dividends] shares. If any of the options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall again be available for the purposes of the Plan. The maximum number of shares subject to options that may be granted to any individual under the Plan shall not exceed 200,000 shares in any one year period. [As amended 1997]

         Section 4.01. ELIGIBILITY AND PARTICIPATION. Only full-time, key employees of the Company or the Bank shall be eligible for selection by the Plan Administrators to receive incentive stock options and full-time, key employees and directors of the Company or the Bank shall be eligible to receive non-statutory stock options. For purposes of this Plan, the phrase "key employees" shall include officers, department heads, division managers, other employees having supervisory responsibilities, and those other employees as the Plan Administrators may specifically designate from time to time.

         Section 5.01. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors of the Company subject to the receipt of the approval of the Plan required by Section 15.01. The Plan shall become in effect for a term of 20 years, unless sooner terminated under section 14.01. [As amended 1995]

         Section 5.02. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Plan expire later than the (10) years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Plan. However, any non-statutory stock option granted to a director of the Company or the Bank shall expire five (5) years after the date of grant of such option.

         Section 5.03. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise (in whole or in part) of any incentive stock option granted under this Plan shall be not less than 100% of the fair market value of the shares at the time of the grant of the incentive stock option. The purchase price for shares acquired pursuant to the exercise (in whole or in part) of any non- statutory stock option granted under this Plan shall be not less than 100% of the fair market value of the shares at the time of the grant of the non-statutory stock option. Fair market value shall be determined by the Plan Administrators on the basis of those factors they deem in good faith to be appropriate; provided, however, that if at the time the determination is made the shares are admitted to trading on a national securities exchange, the fair market value of the shares shall be not less than the higher of (a) the mean between the high bid and asked prices reported for the shares on that exchange on the date or most recent trading day preceding the date on which the option is granted, or (b) the last reported sale price reported for the shares on that exchange on the date or most recent trading day preceding the date on which the option is granted. The phrase "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

         Section 5.04. TERM AND PURCHASE PRICE OF INCENTIVE STOCK OPTION GRANTED TO MORE THAN 10% SHAREHOLDER. Notwithstanding anything to the contrary in Sections 5.02 and 5.03, if an incentive stock option is to be granted to an employee of the Company or the Bank who at the time the option is granted owns (or under Section 425(d) of the Code is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation of the Company, that option by its terms shall not be exercisable after the expiration of five (5) years after the date that option is granted, and the purchase price of the shares acquired pursuant to the exercise (in whole or in part) of that option shall be at least 110% of the fair market value (as determined under Section 5.03 by the Plan Administrators) of the shares subject to the option at the time the option is granted.

         Section 5.05. MAXIMUM AMOUNT OF OPTIONS. The maximum aggregate fair market value (determined as of the time the option is granted) of the shares for which any employee of the Company or the Bank may be granted incentive stock options in any calendar year under all stock option plans of the Company, or of any parent corporation or subsidiary corporation of the Company, shall not exceed $100,000 plus the amount of any "unused limit carryover" that may be taken into account in that calendar year in accordance with the provisions of
Section 422A(c)(4) of the Code.

         Section 6.01. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its terms, and the right to exercise may be cumulative as determined by the Plan Administrators. No option may be exercised for a fraction of a share or other than on a business day of the Company. The full purchase price of any shares purchased shall be paid (i) in cash or by certified or cashier's check payable to the order of the Company, or by a combination of cash or certified or cashier's check, at the time of exercise of the option, or (ii) at the discretion of the Plan Administrators and as permitted by law, by delivering the Company's shares already owned by the optionee or a combination of shares and cash or certified or cashiers checks.

         Section 6.02. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of the Plan shall be considered exercised when written notice of that exercise, together with the investment representation described in Section 7.01, has been given to the Company at its principal executive office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company.

         Section 6.03.  [Deleted in 1987]

         Section 6.04. VESTING OF NON-STATUTORY STOCK OPTIONS. Non-statutory stock options granted to directors of the Company or the Bank will vest as follows: 100% on granting. [As amended 1989]

         Section 7.01. COMPLIANCE WITH STATE AND FEDERAL LAWS; DELIVERY OF SHARES. No shares shall be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of the shares pursuant to that exercise shall comply with all relevant provisions of state and federal laws, rules, and regulations, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to that compliance. If any law, or any regulation of the Securities and Exchange Commission, or of any other body having jurisdiction, shall require the Company or the optionee to take any action in connection with the shares specified in the optionee's notice, then the date for the delivery of the shares shall be postponed until the completion of the necessary action. The Plan Administrators shall require (to the extent required by or advisable under applicable laws, rules, and regulations) an optionee to furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by any transfer restrictions imposed by laws, legend condition, or otherwise) upon exercise of the option that the shares to be acquired are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any law, rule, or regulation. Further, each optionee shall consent to the imposition of a legend on the stock certificate evidencing the shares subject to his or her option restricting their transferability as required by or advisable under applicable laws, rules and regulations.

         Section 8.01. EMPLOYMENT OF OPTIONEE. Each optionee, if requested by the Plan Administrators, must agree in writing as a condition of the granting of his or her incentive stock option, that he or she will remain in the employ of the Company or any of its subsidiary corporations following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the Plan or in any option granted hereunder shall confer upon any optionee (i) any right to continued employment by the Company or the Bank, or limit in any way the right of the employer at any time to terminate or alter the terms of that employment or (ii) any right to sue the Company, or any subsidiary corporation for any adverse tax consequences in connection with the grant or exercise of any option or the disposition of any shares acquired pursuant to this Plan.

         Section 9.01. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an optionee ceases to be an employee or a director of the Company or any of its subsidiary corporations for any reason other than death or permanent and total disability, the optionee's option shall immediately terminate; provided, however, that the Plan Administrators, in their absolute discretion, may provide at the time of the grant of an option that the option may be exercised (to the extent it remains unexercised on the date of termination) at any time within a period of up to ninety days following the date of termination, unless either the option or the Plan otherwise provides for earlier termination. The transfer of an employee from the employ of the Company to a subsidiary corporation, or vice versa, or from one subsidiary corporation to another, shall not be deemed to constitute a cessation of employment for purposes of this Plan.

         Section 10.01. OPTION RIGHTS UPON DEATH OR DISABILITY. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an optionee dies or becomes permanently and totally disabled within the meeting of Section 105(d)(4) of the Code while an employee of or a director of the Company or any of its subsidiary corporations, or dies within three months after ceasing to be employee or director thereof, the optionee's option shall expire one year after the date of death or the date of permanent and total disability, unless either the option or the Plan otherwise provides for earlier termination. During this one year (or shorter) period, the option may be exercised, to the extent that it remains unexercised on the date of death or on the date of permanent and total disability, by the optionee, if living, or by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the optionee is entitled to exercise the option at the date of death or date of permanent and total disability, as the case may be.

         Section 11.01. NO PRIVILEGES OF OWNERSHIP. Notwithstanding the exercise of any option granted pursuant to the plan, no optionee shall have any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon the exercise of the option until the optionee becomes a shareholder of record.

         Section 12.01. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of the Plan, other than those to directors which may be assignable at the director's request, may not be sold, pledged, assigned, or transferred in any manner, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of an optionee only by that optionee.

         Section 13.01. ADJUSTMENT TO NUMBER AND PURCHASE PRICE; ACCELERATION OF RIGHT TO EXERCISE OPTION; CANCELLATION OF OPTION. All options granted pursuant to the Plan shall be adjusted, modified, or canceled in the manner prescribed by this section.

         (a) If the outstanding shares of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, or other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares of stock as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares of stock allocated to unexercised options or portions thereof that were granted prior to any such change shall likewise be made. Any adjustments made pursuant to this Section 13.01 in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. Notwithstanding the foregoing provisions, there shall be no adjustment in the number of shares allocated to unexercised options if the outstanding shares of the Company are increased through the exchange of shares of common stock for outstanding shares of the Company's redeemable preferred stock.

         (b) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger, or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or shares of the Company to another corporation, the Plan and any option theretofore granted hereunder shall terminate. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets, or transfer of stock, each optionee (or that person's estate or a person who acquired the right to exercise the option from the optionee by bequest of inheritance) shall be entitled, prior to the effective date of the consummation of any such transaction, to purchase, in whole or in part, the full number of shares under the option or options granted to the optionee would otherwise have been entitled to purchase during the remaining term of the option and without regard to any otherwise applicable restrictions set forth in the option delaying the immediate exercise of the option. To the extent that any such exercise relates to stock that is not otherwise available for purchase through the exercise of the option by the optionee at that time, the exercise pursuant to this Section 13.01(b) shall be contingent upon the consummation of that dissolution, liquidation, reorganization, merger, consolidation, sale, or transfer of assets or stock.

         (c) Notwithstanding the foregoing, in the event of a complete liquidation of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation as that term is defined herein, any unexercised options theretofore granted to an employee of the subsidiary corporation shall be deemed canceled unless the employee shall become employed by the Company or by any other subsidiary corporation on the occurrence of any such event.

         Section 14.01. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate in 2006, and no options shall be granted under the Plan after that date; provided, however, that termination of the Plan shall not terminate any option granted prior thereto, and options granted prior to termination of the Plan and existing at the time of termination of the Plan shall continue to be subject to all the terms and conditions of the Plan as if the Plan had not terminated. Subject to the limitation contained in Section 14.02, the Plan Administrations may at any time amend or revise the terms of the Plan (including the form and substance of the option agreements to be used hereunder), provided

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


that no amendment or revision shall (a) increase the maximum aggregate number of shares provided for in Section 3.01 that may be sold pursuant to options granted under the Plan except as required under the provisions of Section 13.01(a), (b) permit the granting of an option to anyone other than as provided in Section 4.01, (c) increase the maximum term provided for in Sections 5.02 and 5.04 of any option, or (d) change the minimum purchase price for the shares under Sections 5.03 and 5.04, unless approved by the unanimous written consent of the shareholders, or by the affirmative vote, in person or by proxy, of a majority of the outstanding voting stock of the Company at a duly held shareholder's meeting. [As amended 1995]

         Section 14.02. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension, or termination of the Plan shall, without the consent of the optionee, alter or impair any of that optionee's right or obligations under any option granted under the Plan prior to that amendment, suspension, or termination.

         Section 15.01. APPROVAL OF SHAREHOLDERS. Within 12 months after its adoption by the Board of Directors of the Company, the Plan must be approved by the unanimous written consent of the shareholders, or by the affirmative vote, in person or by proxy, of a majority of the outstanding voting stock of the Company at a duly held shareholders' meeting. Options may be granted under the Plan prior to obtaining shareholder approval, but those options shall be contingent upon shareholder approval being obtained and may not be exercised prior to the receipt of shareholder approval.

         Section 16.01. RESERVATION OF SHARES. During the term of the Plan, the Company will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to grant options under the Plan and to issue and sell shares hereunder.

         Section 17.01. TAX WITHHOLDING. The Company may make such provisions as it may deem appropriate for the withholding of any state or federal taxes which the Company determines is advisable to withhold in connection with any option or any other right, payment or settlement made under this Plan. The exercise of the option shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

         Section 18.01 SECTIONS-HEADINGS. The headings of the sections of the Plan are for convenience only and shall not be considered or referred to in resolving questions of interpretation. References to "Section" that are not followed by a section number and the phrase "of the Code" are references to sections of the Plan.

         Section 19.01. ADOPTION. The Plan was adopted by a resolution duly adopted by the Board of Directors of the Company on June 19, 1986. Approved by Shareholder 1987. Amended 1987, 1988, 1989, 1990, 1992, 1993, 1995, 1996, 1997
and 1999.


                                       11